EXHIBIT 77G

For the period ending: 03/31/2018

File number: 811-05009

Sub-Item: 77G

1.	BOULDER COUNTY - BOULDER COLLEGE OF MASSAGE

6.35% due 10/15/2031

In default: Interest

Date of default: 6/2013

Default per $1000 face: $4,315,000

2.	COLORADO HOUSING & FINANCE AUTHORITY

6.75% due 12/1/2010

In default: Principal and Interest

Date of default: 7/2008

Default per $1000 face: $3,755,000

3.	CONIFER METROPOLITAN DISTRICT

7.00% due 12/1/2033

In default: Principal and Interest

Date of default: 3/2018

Default per $1000 face: $1,550,000

4.	CONIFER METROPOLITAN DISTRICT

7.00% due 12/1/2032

In default: Principal and Interest

Date of default: 3/2018

Default per $1000 face: 1,450,000

5.	CONIFER METROPOLITAN DISTRICT

7.00% due 12/1/2030

In default: Principal and Interest

Date of default: 3/2018

Default per $1000 face: $10,000,000

6.	FORT LUPTON GOLF COURSE

8.50% due 12/15/2015

In default: Interest

Date of default: 6/2002

Default per $1000 face: $620,000

7.	MARIN METROPOLITAN DISTRICT

7.75% due 12/1/2028

In default: Interest

Date of default: 4/26/2016

Default per $1000 face: $17,485,000

8.	CONIFER METROPOLITAN DISTRICT

8.00% due 12/1/2010-2031

In default: Principal and Interest

Date of Default: 12/1/2010

Default per $1000 face: $7,470,000

9.	PV WATER & SAN METROPOLITAN DISTRICT

6.00% due 12/15/2017

In default: Principal and Interest

Date of default: 3/7/2012

Default per $1000 face: $14,000,000

10.	COMMONWEALTH OF PUERTO RICO

8.00% due 7/1/2035

In default: Interest

Date of default: 5/3/2017

Default per $1000 face: $2,500,000

11.	TABERNASH POLE CREEK NOTE

24.00% due 2/9/2002

In default: Interest

Date of default: 2/9/2002

Default per $1000 face: $227,347